The Exhibit Index begins on page .
 As filed with the Securities and Exchange Commission on May   ,
                              1997
                      Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

           ===========================================
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
           ===========================================

                     ACME UNITED CORPORATION
     (Exact name of registrant as specified in its charter)

Connecticut                                       06-0236700
-----------                                       ----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

75 Kings Highway Cutoff                               06430
-----------------------                               -----
Fairfield, CT                                     (Zip Code)
-------------
(Addresses of principal
executive offices)

 ACME UNITED CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN
 ==============================================================
                      (Full title of plan)

(Name, address and telephone
number of agent for service)       (Copy to:)

Cheryl L. Kendall                  Bruce E. Dillingham, Esquire
75 Kings Highway Cutoff            Marsh, Day & Calhoun
Fairfield, CT 06430                2507 Post Road
(203) 332-7330                     Southport, CT 06490
                                   (203) 259-8993

                 CALCULATION OF REGISTRATION FEE
=================================================================
                           Proposed   Proposed
Title of                   maximum    maximum
securities     Amount      offering   aggregate    Amount of
to be          to be       price per  offering     registration
registered     registered  share      price        fee

Common Stock
(par value     100,000     $5.875     $587,500     $178.03
$2.50 per      shares(1)     (2)        (2)          (2)
share)

     (1) In connection with the referenced Plan, 300,000 shares of Common Stock were previously registered with the Commission on a S-8 Registration Statement (No 33-98918) filed on November 1,
1995.

     (2) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low prices of Acme United Corporation Common Stock on the American Stock Exchange on May 5, 1997 (i.e., $ 5.875 per share).

<PAGE 2>
     PART I

          On November 1, 1995, Acme United Corporation (the "Company") filed a registration statement on Form S-8 (No. 33-98918) relating to 300,000 shares of the Company's Common Stock, $2.50 per share par value ("Common Stock") to be issued pursuant to the 1992 Amended and Restated Stock Option Plan. This registration statement relates to the registration of 100,000 additional shares of Common Stock to be issued pursuant to the Amended and Restated Stock Option Plan effective June 25, 1996 in accordance with Instruction E to Form S-8. The securities to which this registration statement relates are the same class as, and are issued under the same employee benefit plan as, the securities previously registered in registration statement No 33-98918.
Except for Part II, Items 6 and 8 which are amended in their entirety as set forth below, the contents of registration statement No. 33-98918 are incorporated by reference herein.

     PART II
     ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Connecticut General Statutes Sections 33-771 through 33-778 provide for mandatory, permissive and court-ordered indemnification of directors who are parties to a proceeding. For purposes of these indemnification statutes a "proceeding" is defined as any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     A. Unless limited by its certificate of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. The Registrant has no provision in its certificate of incorporation limiting the effect of this mandatory indemnification.

     B. A corporation may indemnify a person who is made a party to a proceeding because he is or was a director if: 1) he conducted himself in good faith; and 2) he reasonably believed (A) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (B) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation is authorized to indemnify a director in a specific case only after a determination has been made that indemnification of the director is permissible in the circumstances because he has met this standard of conduct set forth in the previous paragraph. This determination must be made: 1) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; 2) if such a quorum cannot be obtained, by majority vote of a committee duly designated by the board of directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding; 3) by special legal counsel (a) selected by the board of directors or its committee, or (b) if a quorum of directors cannot be obtained and a committee cannot be designated as provided above, selected by majority vote of the full board of directors, in which selection directors who are parties may participate; or 4) by the shareholders, but shares owned or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

<PAGE 3>
     Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, these matters are to be determined by those entitled to select such counsel.

     A corporation may not, however, indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding.

     A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification. The director's obligation to repay must be a general unlimited obligation of the director but it need not be secured and may be accepted without any reference to financial ability.

      C. Unless a corporation's certificate of incorporation provides otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary may order indemnification if it determines: (1) The director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him, but if he was adjudged so liable his indemnification is limited to reasonable expenses incurred. The Registrant has no provision in its certificate of incorporation limiting the effect of this provision.

     D. Officers who are not directors of the corporation are entitled to the same indemnification as directors. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its certificate of incorporation, by-laws, general or specific action of its board of directors, or contract.

     E. The corporation laws of Connecticut which provide, among other things, for the indemnification of directors and officers were substantially revised effective January 1, 1997. Indemnification under the prior law was always mandatory when the conditions for providing indemnification were met. In deference to the prior law, the current law provides that any corporation incorporated prior to January 1, 1997, shall, except to the extent that the certificate of incorporation expressly provides otherwise, provide its directors and officers with the full amount of indemnification that the corporation is permitted to provide to a director pursuant to the new law subject only to a determination
that indemnification is permissible, as described above.   The
Registrant's certificate of incorporation does not contain any provision that would alter the scope of indemnification that directors or officers of corporations formed prior to January 1, 1997, are afforded under the new law.

<PAGE 4>
     ITEM 8. EXHIBITS

                              DESCRIPTIONS OF EXHIBITS

          4(a) Acme United Corporation Amended and Restated Stock
               Option Plan
          4(b) Form of Stock Option Agreement pursuant to the
               Acme United Corporation Amended and Restated
               Stock Option Plan
                    5    Opinion of Counsel Regarding the legality
               of the
               shares of Common Stock being Registered
                   24(a) Consent of Counsel (included in Exhibit 5) 24(b) Consent of Independent Accountants



     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 6th day of May, 1997.


                    Acme United Corporation

                    By: /s/ Walter C. Johnsen
                        -------------------------------
                         Walter C. Johnsen
                          President and Chief Executive Officer
                          [Principal Executive Officer]


<PAGE 5>
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title                         Date
---------                -----                         ----

/s/ Walter C. Johnsen    President, Chief Executive    May 6, 1997
Walter C. Johnsen        Officer and Director


/s/ Gary D. Penisten     Chairman of the Board         May 6, 1997
Gary D. Penisten         and Director


/s/ Cheryl L. Kendall     Vice President, Treasurer,   May 6, 1997
Cheryl L. Kendall         Secretary and Principal
                          Financial Officer

/s/ Richard L. Windt      Controller and Principal     May 6, 1997
Richard L. Windt          Accounting Officer


/s/ Newman M. Marsilius   Director                     May 6, 1997
Newman M. Marsilius


/s/ Wayne R. Moore        Director                     May 6, 1997
Wayne R. Moore


/s/ George R.  Dunbar     Director                     May 6, 1997
George R.  Dunbar


/s/  David W.  Clark      Director                     May 6, 1997
David W.  Clark

/s/ Henry C.  Wheeler     Director                     May 6, 1997
Henry C.  Wheeler

/s/ James L.L. Tullis     Director                     May 6, 1997
James L.L. Tullis



<PAGE 6>
          INDEX OF EXHIBITS ACCOMPANYING THE S-8 REGISTRATION
                             STATEMENT


     Exhibit   Description                             Sequential
                                                       Page
                                                       Number

     4(a)      Acme United Corporation Amended and
               Restated Stock Option Plan
     4(b)      Form of Stock Option Agreements pursuant
               to the Acme United Corporation
               Amended and Restated Stock Option
               Plan.
     5         Opinion of Marsh, Day & Calhoun Regarding
               the Legality of the Shares of Common Stock
     24(a)     Consent of Marsh, Day & Calhoun*
     24(b)     Consent of Coopers & Lybrand L.L.P.


*Included in exhibit 5.


<PAGE 7>
Exhibit 4(a)

                      ACME UNITED CORPORATION
              AMENDED AND RESTATED STOCK OPTION PLAN


1.  PURPOSE

 The purpose of this plan (the "Plan") is to promote the interests of Acme United Corporation (the "Corporation") by enabling its key employees to acquire an increased proprietary interest in the Corporation and thus to share in the future success of the Corporation's business. Accordingly, the Plan is intended as a means not only of attracting and retaining outstanding management personnel but also of promoting a closer identity of interests between employees and stockholders. Since the employees eligible to receive Options under the Plan will be those who are in a position to make important and direct contributions to the success of the Corporation, the Directors believe that the grant of the Options under the Plan will be in the best interests of the Corporation.

2.  DEFINITIONS

 Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2.

 (a) "Beneficiary" means the person or persons who shall acquire the right to exercise an option by bequest or inheritance.

 (b) "Board of Directors" or "Board" means the Board of the Directors of the Corporation.

 (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

 (d)    "Committee" means the Stock Option Plan Committee of the
    Board of Directors, consisting of all Board members who are not employees of the Corporation, but in no event fewer than two (2) such Board members.

 (e) "Common Stock" shall mean common stock, par value $2.50 per share, of the Corporation.

 (f) "Disability" means a disability as defined in the Corporation's Long-Term Disability Plan, as amended from time to time.

 (g) "Fair Market Value" shall mean the closing price for the Common Stock on the date immediately preceding the date on which the option is granted.

 (h) "Incentive Stock Option" shall mean a stock option granted pursuant to this Plan and intended to satisfy the requirements of Section 422 of the Code.

 (I) "Option" shall mean a stock option granted pursuant to the Plan.

 (j) "Optionee" shall mean a person to whom an Option has been granted under the Plan.

 (k) "Option Agreement" shall mean the written agreement to be entered into by the Corporation and the Optionee, as provided in Section 6 hereof.

 (l) "Retirement" shall mean retirement pursuant to the Retirement Plan for Employees of Acme United Corporation, as amended from time to time.

 (m) "Share" shall mean the Common Stock of the Corporation, as adjusted in accordance with Section 16 of the Plan.

 (n) "Subsidiary" shall mean any subsidiary corporation of the Corporation within the meaning of Section 424(f) of the Code
    (or a successor provision of similar import).

 Where used herein, unless the context indicates otherwise, words in the masculine form shall be deemed to refer to females as well as to males.

<PAGE 8>
3.  SHARE SUBJECT TO THE PLAN

 (a)    The stock to be covered by the Options is the Common
    Stock of the Corporation. The aggregate number of shares of Common Stock which may be delivered on exercise of the Options is 400,000 shares, subject to adjustment pursuant to Section 16.

 (b) As determined by the Board from time to time, such shares may be previously issued shares reacquired by the Corporation or authorized but unissued shares. If any Option expires or terminates for any reason without having been exercised in full, the Shares covered by the unexercised portion of such Option shall again be available for Options, within the limits specified above.

4.  ADMINISTRATION OF THE PLAN

 (a) Except as provided in paragraph (b) of this Section, the Plan shall be administered by the Stock Option Plan Committee of the Board of Directors of the Corporation. In addition to its duties with respect to the Plan stated elsewhere in the Plan, the Committee shall have full authority, consistent with the Plan, to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or desirable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding upon all persons.

    No member of the Board of Directors or the Committee and no employee of the Corporation shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the plan have been delegated in accordance with the provisions of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by himself.

 (b) Except as provided in Section 7, it is intended that the stock options granted pursuant to the Plan constitute Incentive Stock Options within the meaning of Section 422 of the Code. The Committee shall administer the Plan in such a manner as to establish and maintain such Options as Incentive Stock Options.

 (c) The Committee may, with the consent of the Optionee, substitute Options which are not intended to be Incentive Stock Options for outstanding Incentive Stock Options. Any such substitution shall not constitute the grant of a new Option for the purposes of this Plan, and shall not require a revaluation of the Option exercised prior to the substituted Option. Any such substitution shall be implemented by an amendment to the applicable Option Agreement or in such other manner as the Committee in its discretion shall determine.

 (d) The Committee shall make such provision as it deems necessary or appropriate for the withholding of any federal, state, local or other tax required to be withheld with regard to the exercise of an Option under the Plan.

5.  EMPLOYEES ELIGIBLE TO RECEIVE OPTIONS

 (a) The Committee shall from time to time in its discretion select the employees to whom the Options shall be granted from among the key employees of the Corporation and any Subsidiary.

 (b) Members of the Board of Directors who are not regular salaried employees of the Corporation or a Subsidiary shall not be eligible to receive Options.

 (c)    An individual employee may receive more than one Option.

6.  OPTION AGREEMENT

 (a) No Option shall be exercised by an Optionee unless he or she shall have executed and delivered an Option Agreement.

 (b) Appropriate officers of the Corporation are hereby authorized to execute and deliver Option Agreements in the name of the Corporation as directed from time to time by the Committee.

<PAGE 9>
7.  GRANTS OF OPTIONS

 (a)The Committee shall in it discretion determine the time or times when Options shall be granted and the number of shares of Common Stock to be subject to each Option.

 (b)The aggregate fair market value (determined as of the date the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year (under all stock option plans of the Corporation and its Subsidiaries) shall not exceed $100,000.00.

 (c)No Incentive Stock Option shall be granted to an employee who, at the time the Option is granted, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation unless the following requirements are satisfied:
   (I)notwithstanding the provisions of Section 8, the purchase price for each share of common stock subject to an Option shall be at least 110 percent of the fair market value of the Common Stock subject to the Option at the time the Option is granted; and
  (ii)the Option is not exercisable after the expiration of five (5) years from the date such Option is granted.

 (d)The Committee may in its discretion grant Options that are not intended to constitute Incentive Stock Options.

 (e)Each Option shall be evidenced by an Option Agreement, in such form as the Committee shall from time to time approve, which shall state the terms and conditions of the Option in accordance with the Plan, and also shall contain such additional provisions as may be necessary or appropriate under applicable laws, regulations, and rules.

8.  OPTION PRICE

 The purchase price for each share of Common Stock subject to an Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Option is granted provided, however, that the purchase price shall not be less than the par value of the Common Stock which is the subject of the Option.

9. OPTION PERIOD; EXERCISE RIGHTS

 (a)Each Option shall be for such term as the Committee shall determine, but not more than ten years from the date it is granted, and shall be subject to earlier termination as provided in Section 10.

 (b)Options shall be exercisable in accordance with the following schedule: 25% one day after date of grant;
    25% one day after first year anniversary of date of grant; 25% one day after second year anniversary of date of grant; 25% one day after third year anniversary of date of grant.

 (c)Upon the purchase of shares of Common Stock under an Option, the Stock certificate or certificates may, at the request of the purchaser, be issued in his name and the name of another person as joint tenants with the right of survivorship.

 (d)The exercise of each Option granted under the Plan shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the listing, registration, or qualification of any shares of Common Stock otherwise deliverable upon such exercise upon any securities exchange or under any State or Federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares thereunder, then in any such event such exercise shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation. Any such postponement shall not extend the time within which the Option may be exercised; and neither the Corporation nor its directors or officers shall have any obligation or liability to the Optionee or to a Beneficiary with respect to any shares of Common Stock as to which the Option shall lapse because of such postponement.

<PAGE 10>
10.  EXERCISE RIGHTS UPON TERMINATION OF EMPLOYMENT

 (a)Retirement
    If an Optionee retires under a retirement or pension plan of the Corporation or of a Subsidiary, the Optionee's Option shall terminate one year after the date of such retirement, but in no event later than the date on which it would have expired if the Optionee had not retired, provided, however, that if the Option is exercised later than three months from the date of such retirement, such Option shall not constitute an Incentive Stock Option. During such period the Optionee may exercise the Option in whole or in part, notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Committee pursuant thereto.

 (b)Disability
    If an Optionee becomes disabled, the Optionee may exercise the Option (I) within one year after the date of Disability, but in no event later than the date on which it would have expired if the Optionee had not become disabled, or (ii) within such other period, not exceeding three years after the date of Disability, as shall be prescribed in the Option Agreement; provided, however, that if the Option is exercised later than one year after the date of Disability, it shall not constitute an Incentive Stock Option. During such period the Optionee may exercise the Option in whole or in part, notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Committee pursuant thereto.

    (c)Death
    If an Optionee dies during a period in which he or she is entitled to exercise an Option (including the period referred to in paragraphs (a), (b), and (d) of this Section 10), the Option may be exercised at any time within one year from the date of the Optionee's death, but in no event later than the date on which it would have expired if the Optionee had lived, by the Optionee's Beneficiary, in whole or in part, notwithstanding the limitations of Section 9(b) or any limitation that may have been set by the Committee pursuant thereto.

 (d)Termination of Employment for Any Other Reason
    If an Optionee ceases to be employed by the Corporation or a Subsidiary for any reason other than retirement, disability, or death, the Optionee's Option shall terminate 30 days after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. For Options granted prior to June 25, 1996, the Optionee's Option shall terminate three months after the date of such cessation of employment, but in no event later than the date on which it would have expired if such cessation of employment had not occurred. During such period the option may be exercised only to the extent that the Optionee was entitled to do so under Section 9(b) at the date of cessation of employment unless the Committee, in its sole and nonreviewable discretion, permits exercise of the Option to a greater extent. The employment of an Optionee shall not be deemed to have ceased upon his or her absence from the Corporation or a Subsidiary on a leave of absence granted in accordance with the usual procedure of the Corporation or Subsidiary.

11.  METHOD OF EXERCISE

 (a)Each exercise of an Option shall be by written notice to the Secretary of the Corporation, stating the number of shares to be purchased. An Option may be exercised with respect to all, or any part of, the Shares of Common Stock as to which it is exercisable at the time.

 (b)The purchase price of the shares being purchased shall be paid in full at the time the Option is exercised. Such payment shall be made in cash in United States currency.

12.  NONTRANSFERABILITY OF OPTIONS

 Each Option shall be nonassignable and nontransferable by the Optionee other than by will or by the laws of descent and distribution. Each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

13.  SHAREHOLDER RIGHTS

 No person shall have any rights of a shareholder by virtue of an Option except with respect to shares actually issued to him and registered on the transfer books of the Corporation, and the issuance of shares shall confer no retroactive right to dividends.

<PAGE 11>
14.  USE OF PROCEEDS

 The proceeds received by the Corporation from the sale by it of shares of Common Stock to persons exercising an Option pursuant to the Plan will be used for the general purposes of the Corporation or any Subsidiary.

15.  GENERAL PROVISIONS

 The grant of an Option in any year shall not give the Optionee any right to similar grants in future years or any right to be retained in the employ of the Corporation or any Subsidiary.

16.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION

 If there is a change in the number or kind of outstanding shares of the Corporation's stock by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or other similar event, appropriate adjustments shall be made by the Committee to the number and kind of shares subject to the Plan, the number and kind of shares under Options then outstanding, the maximum number of shares available for Options or the Option Price and other relevant provisions, to the extent that the Committee, in its sole and nonreviewable discretion, determines that such change makes such adjustments necessary or equitable.

17.  EFFECT OF MERGER OR OTHER REORGANIZATION

 If the Corporation shall be the surviving corporation in a merger or other reorganization, an Option shall extend to stock and securities of the Corporation to the same extent that a holder of that number of Shares immediately before the merger or consolidation corresponding to the number of Shares covered by the Option would be entitled to have or obtain stock and securities of the Corporation under the terms of the merger or consolidation. If the Corporation dissolves, sells substantially all of its assets, is acquired in a stock for stock or securities exchange, or is a party to a merger or other reorganization in which it is not the surviving corporation, then each Option shall be exercisable in full within the period of sixty (60) days commencing upon the date of the action of the shareholders (or the Board if shareholders' action is not required) is taken to approve the transaction and upon the expiration of that period all Options and all rights thereto shall automatically terminate.

18.  TERMINATION; AMENDMENTS

 (a)The Board may at any time terminate the Plan. Unless the Plan shall previously have been terminated by the Board, it shall terminate on February 24, 2002. No Option may be granted after such termination.

 (b)The Board may at any time or times amend the Plan or amend any outstanding Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law.

 (c)Except as provided in Section 16, no such amendment shall, without the approval of the shareholders of the Corporation:
    (I) increase the maximum number of shares of Common Stock for which the Options may be granted under the Plan; (ii) reduce the Option price of outstanding Options; (iii) extend the period during which Options may be granted; (iv) materially increase in any other way the benefits accruing to Optionees; or (v) change the class of persons eligible to be Optionees.

 (d)No termination or amendment of the Plan, shall, without the consent of an Optionee or Beneficiary, adversely affect the Optionee's or Beneficiary's right under any Option previously granted, but it shall be conclusively presumed that any adjustment for changes in capitalization in accordance with
    Section 16 hereof does not adversely affect any such right.

19.  EFFECTIVE DATE

 The Plan, as amended, became effective upon approval by the Board on June 25, 1996.

20.  GOVERNING LAW

 The plan shall be construed and its provisions enforced and administered in accordance with and under the laws of Connecticut except to the extent that such laws may be superseded by any Federal law.

effective June 25, 1996

<PAGE 12>
                           Exhibit 4(b)

                      Stock Option Agreement

                       AMENDED AND RESTATED

             ACME UNITED CORPORATION STOCK OPTION PLAN



     A.  A STOCK OPTION for a total of _________________ shares of common Stock, par value $2.50, of Acme United Corporation, a

Connecticut corporation (herein the "Company"), is hereby granted to __________________________(herein the "Optionee"), subject in all respects to the terms and provisions of the Amended and

Restated Acme United Corporation Stock Option Plan, (the "Plan"),

dated February 25, 1992 and as amended on June 25, 1996, which has been adopted by the Company and which is incorporated herein by reference.



     B.  The option price per share as determined by the Stock

Option Plan Committee of the Company is __________________Dollars

($_________) per share.



     C.  This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable securities or other law or valid regulation.  The Optionee, as a condition to his exercise of this

Option, shall represent to the Company that the shares of Common

Stock of the Company that he acquires under this Option are being acquired for him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the

Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency.



     D.  This Option may not be transferred in any manner otherwise than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by him.  The terms of this Option shall be binding upon the executors,

administrators, heirs, successors, and assigns of the Optionee.



     E.  This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan.



     F.  This Option is intended to be an Incentive Stock Option pursuant to the terms of the Plan and is, accordingly, subject to the further limitations set forth in the Plan applicable to

Incentive Stock Options.



     G.  This Option is further subject to the following

limitations on exercise by the Optionee:

          1.  With respect to 25% of the shares (______) of Common

Stock, the Optionee's right of exercise under this Option shall be subject only to the general limitations set forth in the Plan with respect to all stock options which are intended to be Incentive

Stock Options.

          2.  With respect to a further 25% of the shares (_______)

of Common Stock, in addition to the general limitations set forth in the plan, the Optionee shall in no event have any right of exercise until ____________________.  In the event the Optionee is not an employee of the Company on __________________, his right of exercise with respect to said shares and with respect to the shares referred to in subsections 3 and 4 of this Section, shall

immediately lapse and shall be of no further force or effect.



     3.  With respect to a further 25% of the shares (________) of

Common Stock, in additional to the general limitations set forth in the Plan, the Optionee shall in any event have no right of exercise until ____________________.  In the event the Optionee is not an employee of the Company on ____________________, his right of exercise with respect to said shares and with respect to the shares referred to in subsection 4 of this Section, shall immediately lapse and shall be of no further force or effect.



     4.  With respect to the balance of 25% of the shares (_______)

of Common Stock, in addition to the general limitations set forth in the Plan, the Optionee shall in any event have no right of exercise until __________________.  In the event the Optionee is not an employee of the Company on __________________, his right of exercise with respect to said shares shall immediately lapse and shall be of no further force or effect.



Dated as of:  _________________________, 199__



                              ACME UNITED CORPORATION



                              By:    /s/ Walter C. Johnsen
                                     ------------------------------
                              Name:  Walter C. Johnsen
                                     ------------------------------
                              Title: President/CEO
                                     ------------------------------


ATTEST:
/s/ Cheryl L. Kendall
-------------------------------
Cheryl L. Kendall, Secretary


<PAGE 15>

     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provision thereof.  The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan.

The Optionee hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Board of Directors and, where applicable, the Compensation Committee, upon any

questions arising under the Plan.  As a condition to the issuance of shares of Common Stock of the Company under this Option, the

Optionee authorizes the Company to withhold in accordance with applicable law from any regular cash compensation payable to him any taxes required to be withheld by the Company or agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company, under Federal, State or

Local law or applicable law of any other jurisdiction as a result of his exercise of this Option.  The Optionee further acknowledges that under certain circumstances, either pursuant to the terms of the Plan or pursuant to the Internal Revenue Code, this Option may cease to be an Incentive Stock Option, in which event the Optionee will be subject to taxation in a manner different from that

provided for Incentive Stock Options.



Dated:  _______________________, 199___.

                                __________________________________



                                Optionee _________________________
<PAGE 16>
James E. Rice


 OPINION OF COUNSEL REGARDING THE LEGALITY OF THE SHARES OF COMMON
                        STOCK -- EXHIBIT 5

                                     May 6, 1997

Acme United Corporation
75 Kings Highway Cutoff
Fairfield, CT 06430

Dear Sir or Madam:

     We have acted as counsel for Acme United Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Amendment to Form S-8 Registration Statement (the "Amended Registration Statement") relating to an additional 100,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Common Stock") to be offered pursuant to the Acme United Corporation Amended and Restated Stock Option Plan (the "Plan").

     We have examined and are familiar with (i) the Articles of Incorporation and the Bylaws of the Company, (ii) the corporate proceedings authorizing the issuance of 100,000 shares of Common Stock pursuant to the Plan, and (ii) such other documents and instruments as we have considered necessary for the purposes of the opinions hereinafter set forth.

     Based upon the foregoing, we are of the opinion that:

               1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Connecticut.

               2. Upon issuance and delivery of the shares of Common Stock pursuant to the Plan and payment to the Company of the option price for the Common Stock, such shares will be validly issued, fully paid, and nonassessable.

     We hereby consent to the use of this opinion and our names in connection with the Amended Registration Statement filed with the Securities and Exchange Commission to register the shares of Common Stock to be offered as aforesaid.

                                        Very truly yours,

                                        /s/ Marsh, Day & Calhoun





<PAGE 17>
                           Exhibit 24(b)



                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Acme United Corporation on Form S-8 (File No. ______ ) of our reports dated March 21, 1997, on our audits of the consolidated financial statements and financial statement schedule of Acme United Corporation as of December 31, 1996 and 1995, and for the three years ended December 31, 1996, which reports are included in the Annual Report on Form 10-K.


 /s/ Cooper & Lybrand L.L.P.


Hartford, Connecticut
May 5, 1997



















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